UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23129 Cajalco Road, Perris, CA 92570

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 20, 2016, Gopher Protocol Inc. (the “Company”) issued a press release as an update to its prior press release dated May 16, 2016, announcing the Company's release of an FAQ and video in order to inform consumers and the media on the benefits of the Company's Guardian Patch technology and on what distinguishes the technology from other GPS tracking technologies.

A copy of the Company’s press release is attached hereto as Exhibit 99. 1.

On June 30, 2016, the Company issued a press release as an update to its prior press release dated June 20, 2016 regarding the Company's Guardian Patch FAQ video on YouTube, in order to address potential questions about tracing objects in movement, as well as precise location, and to announce that the Company's partner, Guardian Patch LLC, is currently developing its new Dimensional Positioning System. The Company subsequently re-issued the press release in order to correct an error contained in the company's stock ticker symbol. The re-issued press release correctly reflected the Company's stock ticker symbol as "OTCQB: GOPH".

A copy of the Company’s press release is attached hereto as Exhibit 99. 2.

Additionally, on July 7, 2016, the Company issued a press release announcing that the Company has completed the design and construction of the Guardian Patch circuit prototype device and that it is now proceeding with an intensive testing program.

A copy of the Company’s press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated June 20, 2016
99.2	Press Release dated June 30, 2016
99.3	Press Release dated July 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:/s/ Michael Murray
Name: Michael Murray
Title: CEO, President, Secretary,
Treasurer and Director

Date:	July 12, 2016
Perris, California